Exhibit 8.1

April 27, 2011

Rock-Tenn Company

504 Thrasher Street

Norcross, GA 30071

Re:     Rock-Tenn/Smurfit-Stone Merger

Ladies and Gentlemen:

We have acted as counsel to Rock-Tenn Company, a Georgia corporation (“Parent”), in connection with the Agreement and Plan of Merger, dated as of January 23, 2011 (including the exhibits thereto, the “Merger Agreement”), by and among Parent, Sam Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Smurfit-Stone Container Corporation, a Delaware corporation (the “Company”), pursuant to which the Company shall be merged with and into Merger Sub with Merger Sub surviving (the “Merger”) on the terms and conditions set forth therein. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, the joint proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by Parent, Merger Sub and Company in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” or “in the belief of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) Parent, Merger Sub, Company and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Parent of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ King & Spalding LLP